Exhibit 5.1

May 6, 2022

CBL & Associates Properties, Inc.

2030 Hamilton Place Blvd., Suite 500

Chattanooga, Tennessee  37421

Re:	Registration Statement on Form S-11

Ladies and Gentlemen:

We have acted as counsel to CBL & Associates Properties, Inc., a Delaware corporation (the “Company”) and CBL & Associates Limited Partnership, a limited partnership formed under the laws of the state of Delaware (the “Operating Partnership”), in connection with the preparation of the Registration Statement on Form S-11 (the “Registration Statement”) being filed by the Company with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement relates to 12,380,260 shares of common stock, par value $0.001 (the “Offered Securities”), of the Company to be offered and resold from time to time by the selling stockholders (the “Selling Stockholders”) named under the heading “THE SELLING STOCKHOLDERS” in the Registration Statement as it may be amended from time to time.  You have advised us that the Company (i) issued 6,218,395 shares of the Offered Securities to the Selling Stockholders pursuant to the terms of the Company’s Third Amended Joint Chapter 11 Plan of CBL & Associates Properties, Inc. and its Affiliated Debtors (With Technical Modifications), as modified at Docket No. 1521 (the “Plan”), as approved and confirmed in an order (the “Confirmation Order”) entered by the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) in cases jointly administered under the caption In re CBL & Associates Properties, Inc., et al., Case No. 20-35226 and (ii) issued 6,161,865 shares of the Offered Securities to the Selling Stockholders pursuant to the Company’s exercise of its optional exchange right under the 7.0% Exchangeable Senior Secured Notes due 2028 (the “Exchangeable Notes”) issued by an affiliate of the Company pursuant to the Plan as approved by the Confirmation Order.  The Offered Securities may be resold from time to time as set forth in the Registration Statement, the prospectus contained therein (the “Prospectus”) and any amendments or supplements thereto.

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate and other records and documents as we considered appropriate including without limitation:

(1)	the Registration Statement and the prospectus filed as part of the Registration Statement (the “Prospectus”);

(2)	a Good Standing Certificate with respect to the Company issued by the Secretary of State of Delaware dated as of a recent date;

(2)	a Good Standing Certificate with respect to the Operating Partnership issued by the Secretary of State of Delaware dated as of a recent date;

(3)	the Second Amended and Restated Certificate of Incorporation of the Company, as presently in effect;

(4)the Fourth Amended and Restated Bylaws of the Company, as presently in effect;

(5)

the Certificate of Incorporation and Bylaws of CBL Holdings I, Inc., a Delaware corporation which is a wholly owned subsidiary of the Company and serves as the General Partner of the Operating Partnership (“CBL Holdings I”), as presently in effect;

(6)	the Certificate of Incorporation and Bylaws of CBL Holdings II, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“CBL Holdings II”), as presently in effect;

(7)	the Fifth Amended and Restated Agreement of Limited Partnership of the Operating Partnership, dated November 1, 2021;

(8)	the Plan and the Confirmation Order;

(9)

the Indenture, dated November 1, 2021, among CBL & Associates Holdco II, as Issuer, the Company, the Operating Partnership, as a guarantor, the other guarantors party thereto and Wilmington Savings Fund Society FSB, as trustee and collateral agent, for the Exchangeable Notes;

(10)	the Registration Rights Agreement, dated November 1, 2021, among the Company and the Selling Stockholders; and

(11)	a Certificate of the Secretary of CBL & Associates Properties, Inc. dated as of even date herewith (the “Secretary’s Certificate”), with respect to the matters specified therein.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, the authenticity of the originals of such latter documents, that the form and content of all documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such documents as executed and delivered, and the enforceability of all documents submitted to us against parties other than the Company.  We have assumed that there has been no oral or written modification of or amendment to any of the documents we have reviewed, and there has been no waiver of any provision of any of such documents, by action or omission of the parties or otherwise.  As to any facts material to the opinions expressed herein which were not independently established or verified, we have relied upon oral or written statements and representations of officers and other representatives of the Company and the Operating Partnership and certificates of public officials, without independent verification of their accuracy.

We have also assumed that the Offered Securities will be sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

On the basis of such examination, our reliance upon the assumptions in this opinion and our consideration of those questions of law we considered relevant, and subject to the limitations and qualifications in this opinion, we are of the opinion that:

the Offered Securities were duly authorized for issuance by the Company, and are validly issued, fully paid and non-assessable.

This opinion is being furnished in accordance with the requirements of Item 36 of Form S-11 and Item 601(b)(5) of Regulation S-K promulgated under the Securities Act in connection with the Registration Statement, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any prospectus supplement, other than as expressly stated herein with respect to the Offered Securities.  This opinion letter is rendered as of the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments that hereafter may be brought to our attention and that may alter, affect or modify the opinions expressed herein.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to Husch Blackwell LLP under the caption “Legal Matters” in the prospectus constituting a part of such Registration Statement.  In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC thereunder, nor do we thereby admit that we are experts with respect to any part of the Registration Statement or the Prospectus within the meaning of the term “experts” as used in the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Husch Blackwell LLP

Husch Blackwell LLP

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